Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Rand Worldwide, Inc.
Framingham, Massachusetts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the PlanetCad, Inc. 2002 Stock Option Plan, as amended, of our reports dated September 28, 2011, with respect to the consolidated financial statements of Rand Worldwide, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2011.

/s/ Stegman & Company

Baltimore, Maryland
December 22, 2011